EXHIBIT 4.4

AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated for reference the 1st day of September 2000

BETWEEN:

AUTUMN INDUSTRIES INC., a company duly incorporated under the laws of the Province of British Columbia and having its registered and records office at 1200-999 West Hastings Street, Vancouver, British Columbia, V6Z 1B4

(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

GBC SYSTEMS CORP. a Company duly incorporated under the laws of the Province of British Columbia and having its registered and records office at 2002-13383 108th Avenue, Surrey, BC V3T 5T6

(hereinafter referred to as "GBC")

OF THE SECOND PART

AND:

GERALD B. CAUL, of 2002 - 13383 108th Avenue, Surrey, British Columbia V3T 5T6.

(hereinafter referred to as "Caul")

OF THE THIRD PART

WHEREAS:
  The Company, GBC and Caul entered into a Management Services Agreement dated for reference the 1st day of May, 1999 (the "Agreement"); and
  The parties now wish to amend the agreement on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed to the following amendments:

  Clause 4.1(a) of the Agreement is hereby amended as follows:

  "the sum of Ten Thousand Dollars ($10,000.00) per month ($120,000.00 per annum) excluding GST, payable on the last day of each month."

  Clause 4.1(b) of the Agreement is hereby removed and replaced to read as follows:

  "a car allowance of One Thousand Two Hundred ($1,200.00) per month ($14,400.00 per annum)."
  In all other respects, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.
THE CORPORATE SEAL OF AUTUMN INDUSTRIES INC. was hereunto affixed in the presence of :

"Byron P. Loewen"
Authorized Signatory

"W. Gerald Mazzei"
Authorized Signatory

THE CORPORATE SEAL OF GBC SYSTEMS CORP.
"Gerald B. Caul"
Authorized Signatory

SIGNED AND DELIVERED BY	"Gerald B. Caul"
GERALD B. CAUL in the presence of:	GERALD B. CAUL

"Reyna Seabrook"
Name

"5824 Farmers Drive, Kelowna"
Address

"Executive Assistant"
Occupation